Exhibit 2.1






                            ASSET PURCHASE AGREEMENT



                                     BETWEEN



                      vFinance Investments Holdings, Inc.,

                                    AS BUYER



                                       AND



                        Global Partners Securities, Inc.,

                                    AS SELLER













                             DATED NOVEMBER 2, 2004

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                                TABLE OF CONTENTS
                                -----------------
                                                                    Page


Article I DEFINITIONS.................................................1

Article II PURCHASE AND SALE OF ASSETS AND PURCHASE PRICE.............1

   Section 2.01 Purchase..............................................1
   Section 2.02 Purchase Price........................................2
   Section 2.03 No Assumption of Liabilities..........................2
   Section 2.04 Deliveries by Seller..................................2
   Section 2.05 Deliveries by Buyer...................................3
   Section 2.06 Non-Assignable Contracts or Permits...................4
   Section 2.07 NASD Approval.........................................4

Article III REPRESENTATIONS AND WARRANTIES OF SELLER..................4

   Section 3.01 Organization; Good Standing...........................4
   Section 3.02 Authority; Capacity; Enforceability...................4
   Section 3.03 No Violation..........................................5
   Section 3.04 Consents..............................................5
   Section 3.05 Title to Properties.  ................................5
   Section 3.06 Completeness of Assets Transferred....................5
   Section 3.07 Litigation............................................5
   Section 3.08 Contracts and Commitments.............................6
   Section 3.09 Compliance with Law...................................6
   Section 3.10 Absence of Certain Changes, Events or Conditions......6
   Section 3.11 Intellectual Property.................................6
   Section 3.12 Customer Relationships; Vendor Relationships..........8
   Section 3.13 Powers of Attorney....................................9
   Section 3.14 Brokers' Fees.........................................9
   Section 3.15 Unregistered Securities. .............................9
   Section 3.16 Accredited Investor...................................9

Article IV REPRESENTATIONS AND WARRANTIES OF BUYER...................10

   Section 4.01 Organization and Standing............................10
   Section 4.02 Corporate Authority..................................10
   Section 4.03 No Violation.........................................10
   Section 4.04 Broker's Fees........................................10
   Section 4.05 SEC Reports.  .......................................10
   Section 4.06 Shares.  ............................................11

Article V CERTAIN ADDITIONAL AGREEMENTS AND COVENANTS OF THE PARTIES.11

   Section 5.01 Further Assurances...................................11

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   Section 5.02 Expenses; Sales and Other Transfer Taxes.............11
   Section 5.03 Tax Matters; Financial and Other Reports.............11
   Section 5.04 Escrow.  ............................................12
   Section 5.05 Breach of Transaction Documents. ....................12

Article VI...........................................................12

   Section 6.01 Noncompetition and Nonsolicitation. .................13
   Section 6.02 Acknowledgment. .....................................13

Article VII INDEMNITY................................................14

   Section 7.01 Survival of Representations and Liability
                Limitations..........................................14
   Section 7.02 Indemnification......................................14
   Section 7.03 Indemnification Procedure............................15

Article VIII MISCELLANEOUS...........................................17

   Section 8.01 Assignment; No Third-Party Rights....................17
   Section 8.02 Entire Agreement.....................................18
   Section 8.03 Section and Other Headings; Number...................18
   Section 8.04 Notices..............................................18
   Section 8.05 Severability.........................................19
   Section 8.06 Amendment; Waiver, etc...............................19
   Section 8.07 Law Governing........................................19
   Section 8.08 Consent to Jurisdiction.  Each of the Parties hereby.19
   Section 8.09 Counterparts; Facsimile Signatures...................20
   Section 8.10 Attorneys' Fees. ....................................20
   Section 8.11 Specific Performance.................................20
   Section 8.12 Construction.........................................20

                                      -ii-
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*Pursuant to Item 601(b)(2) of Regulation S-B, the following exhibits and schedules have been omitted and will be provided to the Commission upon request.

EXHIBITS:

         Exhibit A         Form of Bill of Sale.................................
         Exhibit B         [Intentionally Omitted]..............................
         Exhibit C         Form of Intellectual Property Right Assignment.......
         Exhibit D         Form of Standstill Agreement.........................
         Exhibit E         Form of Employment Agreement.........................
         Exhibit F         Form of Stock Purchase Agreement.....................
         Exhibit G         Form of Escrow Agreement.............................
         Exhibit H         Form of Registration Rights Agreement................


SCHEDULES:

         Schedule 1        Definitions......................................S1-1
         Schedule 2        Disclosure Schedule..............................S2-1
         Schedule 3        Certain Excluded Assets..........................S3-1
         Schedule 4        Assumed Contracts................................S4-1
         Schedule 5        Affiliates not subject to Article VI.............S5-1

                                     -iii-
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                            ASSET PURCHASE AGREEMENT

                  THIS ASSET PURCHASE AGREEMENT (as the same may be amended, modified and supplemented from time to time, this "Agreement") is entered into on November 2, 2004, by and between vFinance Investments Holdings, Inc., a wholly-owned subsidiary of vFinance, Inc., a Delaware corporation ("Buyer"), and GLOBAL PARTNERS SECURITIES, INC., a New York corporation ("Seller"; the Buyer and the Seller each, a "Party" and, collectively, the "Parties").

                                    Recitals

                  A. Seller is engaged primarily in the Business. While engaging in the Business, Seller entered into a license agreement with ITG to utilize its trading platform, as well as a securities clearing arrangement with Jefferies. Each of these agreements enables the Seller to provide client services on a reliable, timely and cost-efficient basis.

                  B. The parent of Buyer is engaged in financial services, including providing research, investment banking, brokerage and trading services.

                  C. Upon the terms and conditions of this Agreement, Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, the Acquired Assets.

                                    Agreement

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound hereby, the Parties hereto agree as follows:

                                   Article I

                                   DEFINITIONS

                  For the purpose of this Agreement, any amendments hereto and any Exhibit attached hereto or Schedule described herein, and in addition to terms defined elsewhere herein, capitalized terms used in this Agreement shall have the meanings set forth on Schedule 1 attached hereto.

                                   Article II

                 PURCHASE AND SALE OF ASSETS AND PURCHASE PRICE

        Section 2.01 Purchase. Subject to the terms and conditions of this Agreement, Seller shall sell, convey, assign, transfer and deliver to Buyer, and Buyer shall purchase and acquire from Seller, the Acquired Assets free and clear of all Encumbrances, and Buyer shall pay the Purchase Price in accordance with

                                      S4-1

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the terms of the Escrow Agreement. Notwithstanding anything to contrary contained herein, the Buyer will not assume any liabilities of the Seller, other than for obligations under the Assumed Contracts arising after NASD Approval.

        Section 2.02 Purchase Price. In consideration for the purchase by the Buyer of the Acquired Assets on this date, the Buyer shall deliver the Purchase Price to the Escrow Agent no more than two (2) business days following the date hereof. The Purchase Price shall be held in escrow by the Escrow Agent and dispersed in accordance with the terms of the Escrow Agreement.

        Section 2.03 No Assumption of Liabilities. The Seller shall pay and discharge, as they become due and payable, and shall perform and satisfy in accordance with their respective terms, all debts, Liabilities and obligations of the Seller. The Buyer shall not assume hereunder any such debts, Liabilities and obligations of the Seller whatsoever.

        Section 2.04 Deliveries by Seller. Seller shall deliver to Buyer or caused to be delivered to Buyer:

                (a) the Bill of Sale in substantially the form of Exhibit A, dated the date of this Agreement and duly executed by an authorized officer of Seller, transferring certain Acquired Assets to Buyer;

                (b) assignments in substantially the form of Exhibit C of all of Seller's Intellectual Property Rights (together with goodwill pertaining thereto) included in the Acquired Assets, dated the date of this Agreement and duly executed by an authorized officer of Seller;

                (c) a certificate, dated the date of this Agreement and executed on behalf of Seller by a duly authorized officer of Seller certifying that
(i) each of the representations and warranties of Seller contained in this Agreement is true and correct and (ii) all covenants and agreements of the Seller to be performed by it on or prior to the date hereof has been performed;

                (d) a certificate of Seller's Secretary (i) certifying that the officers of such Seller executing this Agreement and the Transaction Documents have been duly elected and have the appropriate authority on behalf of Seller to enter into this Agreement and the Transaction Documents, (ii) attaching copies of resolutions of the Board of Directors of Seller authorizing and approving the execution and delivery of this Agreement and the Transaction Documents by Seller and the consummation by the Seller of the transactions contemplated hereby and thereby, and (iii) attaching a correct and complete copy of the By-Laws of Seller as of the date hereof;

                (e) the Required Consents;

                (f) releases from any Third Party having an Encumbrance on any Acquired Assets or such other evidence of termination of such Encumbrance as is reasonably acceptable to Buyer;

                (g) a Standstill Agreement among Parent, Marcos Konig, Harry Konig and Salomon Konig, in substantially the form of Exhibit D;

                                      S4-2

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                (h) employment agreements in substantially the form of Exhibit E attached hereto dated the date of this Agreement, between Buyer and each of Marcos Konig and Harry Konig;

                (i) the Stock Purchase Agreement in substantially the form of Exhibit F attached hereto;

                (j) the Escrow Agreement in substantially the form of Exhibit G attached hereto;

                (k) a registration rights agreement in substantially the form of Exhibit H attached hereto dated the date of this Agreement, between Parent, Seller and Level2.com, Inc.; and

                (l) such other documents and instruments as are reasonably required to be delivered to Buyer by Seller in order to effect the transactions contemplated by this Agreement.

        Section 2.05 Deliveries by Buyer. Buyer shall deliver to Seller or caused to be delivered to Seller:

                (a) the Purchase Price, payable in accordance with Section 2.02;

                (b) a Standstill Agreement among Parent, Marcos Konig, Harry Konig and Salomon Konig, in substantially the form of Exhibit D;

                (c) a Stock Purchase Agreement in substantially the form of Exhibit F attached hereto;

                (d) the Escrow Agreement in substantially the form of Exhibit G attached hereto;

                (e) a registration rights agreement in substantially the form of Exhibit H attached hereto dated the date of this Agreement, between Parent, Seller and Level2.com, Inc.;

                (f) a certificate, dated the date of this Agreement and executed by a duly authorized officer of Buyer, certifying (i) that the representations and warranties of Buyer contained herein are true and correct; and (ii) that all of the covenants and agreements to be performed by Buyer on or prior to the date hereof have been performed;

                (g) a certificate of Buyer's Secretary (i) certifying that the officers of Buyer executing this Agreement and the Transaction Documents have been duly elected and have the appropriate capacity on behalf of Buyer to enter into this Agreement and the Transaction Documents, (ii) attaching copies of resolutions of the Board of Directors of the Buyer authorizing and approving the execution and delivery of this Agreement and the Transaction Documents by the Buyer and the consummation by the Buyer of the transactions contemplated hereby and thereby, and (iii) attaching a correct and complete copy of the By-Laws of Parent as of the date hereof; and

                (h) such other documents and instruments as are reasonably required to be delivered to Seller by Buyer in order to effect the transactions contemplated by this Agreement in accordance with the terms and conditions hereof.

                                      S4-3

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        Section 2.06 Non-Assignable Contracts or Permits. Seller shall, and shall cause each of its Affiliates to, use their respective commercially reasonable efforts to obtain all necessary Third Party consents required in connection with the transfer to Buyer of the Acquired Assets, including each Contract and Permit, and shall advise Buyer from time to time, or as requested by Buyer, regarding the status of such consents. If any Contract to be assigned to Buyer hereunder requires the consent of a Third Party which has not been obtained, this Agreement shall not be deemed to effect an assignment of such Contract. In such a case, with respect to each such Contract, Seller agrees that it shall, and shall continue to cause its Affiliates to, use their respective commercially reasonable efforts to obtain the required consent to the assignment of each such Contract. Unless and until such consent is obtained, Buyer will perform and fulfill, on a subcontractor basis, the obligations of Seller or its Affiliates to be performed under such Contracts in accordance with the terms thereof as in effect as of the date hereof, and Seller will, and will cause its Affiliates to, remit to Buyer all payments received in connection with such Contracts.

        Section 2.07 NASD Approval. All required approvals, applications or notices with governmental entities shall be obtained within 90 days of the date of this Agreement, including without limitation, the NASD (the "NASD Approval"). The Parties agree to assist each other, on an as-needed basis, in connection with the NASD approval process. Should NASD Approval not be obtained within 90 days of the date of this Agreement, the parties shall negotiate in good faith in order to restructure this Agreement on similar terms and conditions to meet the requirements of the NASD.

                                  Article III

                    REPRESENTATIONS AND WARRANTIES OF SELLER

                  The Seller represents and warrants the following to Buyer, except as set forth in the Disclosure Schedule; which Disclosure Schedule shall be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Article III, and each such representation and warranty shall survive the date of this Agreement:

        Section 3.01 Organization; Good Standing. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of New York and has the requisite corporate power and authority to own or lease and operate its properties and assets and to carry on the Business in the manner in which such Business is now being conducted. The Seller is duly authorized to conduct the Business as a foreign corporation and is in good standing under the laws of each jurisdiction where such qualification is required, except where the failure to be so qualified would not have a Material Adverse Effect. Set forth in Section 3.01 of the Disclosure Schedule is an accurate and complete list of jurisdictions where the Company is qualified to do business as a foreign corporation.

        Section 3.02 Authority; Capacity; Enforceability. Seller has the corporate power and authority to execute and deliver this Agreement and the Transaction Documents, to perform its obligations hereunder and under the Transaction Documents to be executed and delivered by it, and to consummate the transactions contemplated hereby and thereby, and has taken all necessary

                                      S4-4

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corporate action (including, without limitation, obtaining the consent and approval of its shareholders, to the extent required by applicable law) to authorize the execution, delivery and performance of this Agreement and the Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby. This Agreement is, and the Transaction Documents to be executed and delivered by Seller will, when executed and delivered, constitute, the legal, valid and binding obligations of Seller, enforceable against Seller in accordance with its terms, except as such enforceability may be limited by the Enforceability Exceptions.

        Section 3.03 No Violation. Neither the execution, delivery or performance by Seller of this Agreement or the Transaction Documents to be executed and delivered by Seller pursuant hereto, nor the consummation by Seller of the transactions contemplated hereby or thereby (a) violates or conflicts with any provision of the Certificate of Incorporation or By-Laws of Seller,
(b) violates or conflicts with any law, rule or regulation or any judgment, decree, injunction or order of any court or governmental agency or authority applicable to or binding on Seller or (c) subject to the provisions of Section
3.04 hereof and to obtaining the consents set forth in Section 3.04 of the Disclosure Schedule, except as set forth in Section 3.03 of the Disclosure Schedule, (i) violates or conflicts with or constitutes a default (or an event which, with notice or lapse of time or both, would constitute a default) under or results in the termination of, or accelerates the performance required by, any term or provision of any Contract, order, arbitration award, judgment, or decree to which Seller is a party or by which it or any of its assets or properties may be bound or affected or (ii) results in the creation of any Encumbrance upon any of the Acquired Assets.

        Section 3.04 Consents. Except as set forth in Section 3.04 of the Disclosure Schedule, no authorization, consent, approval, order or filing with or notice to any court, governmental agency, instrumentality or authority, or another entity or person, is necessary for the execution and delivery of this Agreement by Seller or any Transaction Document or the consummation by Seller of the transactions contemplated hereby or thereby.

        Section 3.05 Title to Properties. Except as set forth in Section 3.05 of the Disclosure Schedule, Seller has good, valid, marketable and undivided title to all of the Acquired Assets, free and clear of all Encumbrances.

        Section 3.06 Completeness of Assets Transferred. Upon the consummation of the transactions contemplated by this Agreement, Buyer will own, lease or have access to all assets and rights required for the continued operation of the Business on a basis consistent, individually and in the aggregate, in all material respects with the operation of the Business immediately prior to the date of this Agreement.

        Section 3.07 Litigation. Except as set forth in Section 3.07 of the Disclosure Schedule, there are no claims of any kind or any actions, suits, proceedings, arbitrations or investigations pending or, to the best of the Seller's Knowledge, threatened in any court or before any governmental agency or instrumentality or arbitration panel or otherwise against the Seller or the Acquired Assets, or which would prevent the performance of this Agreement or any of the transactions contemplated hereby, or which declare the same unlawful or cause the rescission thereof. The Seller is not in violation of any judgment,

                                      S4-5

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decree, injunction or order applicable to the Business or the Acquired Assets.

        Section 3.08 Contracts and Commitments. Section 3.08 of the Disclosure Schedule contains an accurate and complete list of all Material Contracts in effect on the date of this Agreement. Seller has delivered to Buyer correct and complete copies of each Material Contract and, except as set forth in Section
3.08 of the Disclosure Schedule, there is no default by Seller or, to Seller's Knowledge, by any other party, under any Material Contract, and no condition or state of facts exists which, with the giving of notice or the passage of time, or both, would constitute such a default by Seller or, to Seller's Knowledge, by any other party. Each of the Material Contracts is in full force and effect, is the legal, valid, binding and obligation of Seller and, subject to the Enforceability Exceptions, is enforceable against Seller in accordance with its terms. To Seller's Knowledge, each of the Material Contracts is the legal, valid, binding and obligation of the other parties thereto and, subject to the Enforceability Exceptions, is enforceable against the other parties thereto in accordance with its terms.

        Section 3.09 Compliance with Law. Except as set forth in Section 3.09 of the Disclosure Schedule:

                (a) The Seller, the Business and the Acquired Assets have been operated in all material respects in compliance with all applicable laws, rules, regulations, ordinances, and standards of all governmental authorities (federal, state, local and otherwise); and

                (b) The Seller has all Permits necessary for the present conduct of the Business and the Acquired Assets (all of which are accurately and completely listed on Section 3.04 of the Disclosure Schedule), all such Permits are in full force and effect, and Seller is not operating the Business or the Acquired Assets in violation of any such Permits, there is no default by Seller thereunder and, to Seller's Knowledge, no suspension or cancellation of any of them is being threatened.

        Section 3.10 Absence of Certain Changes, Events or Conditions. Since September 30, 2004, and except as set forth in Section 3.10 of the Disclosure Schedule, (a) the Business has been conducted only in the ordinary course on a basis consistent with past practice; (b) there has not been any change in the Acquired Assets or the Business which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; (c) there has not been any damage, destruction or loss (whether or not covered by insurance) with respect to any property or asset of Seller which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; (d) there has not been any change in GAAP; (e) there has not been any revaluation by Seller of any asset (including, without limitation, with respect to inventory, notes or accounts receivable), other than in the ordinary course of business on a basis consistent with past practice, or any failure by Seller to revalue any of its assets in accordance with GAAP and (f) Seller has not materially reduced the price of any of its products or services generally.

                                      S4-6

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        Section 3.11 Intellectual Property.

        (a) Set forth in Section 3.11(a) of the Disclosure Schedule is an accurate and complete list and description (showing in each case any product, device, process, service, business or publication covered thereby, the registered or other owner, expiration date and number, if any) of all Copyrights, Patent Rights, Trademarks and Trade Secrets (including all assumed or fictitious names under which Seller is conducting or has within the previous five years conducted its business) in whole or in part, owned by, licensed to or otherwise material to Seller and which is related to the Business. In addition,
Section 3.11(a) of the Disclosure Schedule shall include the next date that a maintenance or renewal fee or the submittal of papers is required for any of the foregoing.

        (b) Set forth in Section 3.11(b) of the Disclosure Schedule is an accurate and complete list and description (showing in each case any owner, licensor or licensee) of all Software owned by, licensed to or used by Seller, provided that Section 3.11(b) of the Disclosure Schedule does not list Software licensed to Seller that is available in consumer retail stores and subject to "shrink-wrap" license agreements.

        (c) Set forth in Section 3.11(c) of the Disclosure Schedule is an accurate and complete list and description (showing in each case the parties thereto and the material terms thereof) of all agreements, contracts, licenses, sublicenses, assignments and indemnities which relate to (i) any Copyrights, Patent Rights or Trademarks listed in Section 3.11(a) of the Disclosure Schedule or (ii) any Trade Secrets licensed to or used by Seller or (iii) any Software listed in Section 3.11(b) of the Disclosure Schedule.

        (d) Except as set forth in Section 3.11(d) of the Disclosure Schedule, Seller owns the entire right, title and interest in and to the Intellectual Property and the Software included in the Acquired Assets, free and clear of any Encumbrance and the Intellectual Property has not been licensed to any Person.

        (e) Except as set forth in Section 3.11(e) of the Disclosure Schedule to the best of Seller's Knowledge: (i) all registrations for Copyrights, Patent Rights and Trademarks identified in Section 3.11(a) of the Disclosure Schedule are valid and in force, and all applications to register any unregistered Copyrights, Patent Rights and Trademarks so identified are pending and in good standing, all without challenge of any kind; (ii) the Intellectual Property is valid and enforceable and has been continuously used and not abandoned and all applicable maintenance and renewal fees have been paid; and (iii) Seller has the sole and exclusive right to bring actions for infringement, misappropriation or unauthorized use of the Intellectual Property and Software included in the Acquired Assets, and to Seller's Knowledge there is no basis for any such action. Correct and complete copies of: (x) registrations for all registered Copyrights, Patent Rights and Trademarks identified in Section 3.11(a) of the Disclosure Schedule; and (y) all pending applications to register unregistered Copyrights, Patent Rights and Trademarks identified in Section 3.11(a) of the Disclosure Schedule (together with any subsequent correspondence or filings relating to the foregoing) have heretofore been delivered by Seller to Buyer.

        (f) Except as set forth in Section 3.11(f) of the Disclosure Schedule to the best of Seller's Knowledge, no infringement, misappropriation or other violation of any Intellectual Property or Intellectual Property Right of any other Person has occurred or results in any way from the use and exploitation of

                                      S4-7

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the Acquired Assets,  no claim of any  infringement,  misappropriation  or other violation of any Intellectual Property or Intellectual Property Right of any other Person has been made or asserted against Seller relating to the Acquired Assets and Seller has not had notice of, or Knowledge of any basis for, a claim against Seller that its operations, activities, products, software, equipment, machinery or processes infringe any Intellectual Property or Intellectual Property Right of any other Person.

        (g) Except as set forth in Section 3.11(g) of the Disclosure Schedule, the Software included in the Acquired Assets is not subject to any transfer, assignment, site, equipment, or other operational limitations.

        (h) Except as set forth in Section 3.11(h) of the Disclosure Schedule to the best of Seller's Knowledge, all employees, agents, consultants or contractors who have contributed to or participated in the creation or development of any of the Acquired Assets or any predecessor in interest thereto either: (i) is a party to a "work-made-for-hire" agreement under which Seller is deemed to be the original owner/author of all property rights therein; or (ii) has executed an assignment or an agreement to assign in favor of Seller (or such predecessor in interest, as applicable) of all right, title and interest in such material.

        (i) Except as otherwise stated in the aforementioned Disclosure Schedules 3.11(a) through (h), no person or entity has an interest or right in or to any improvements, modifications, enhancements, or derivatives to any of the Seller's Intellectual Property. Upon consummation of the transaction, all of the Seller's Intellectual Property will be fully transferable, alienable or licensable by the Buyer without restriction and without payment of any kind to any Third Party.

        Section 3.12 Customer Relationships; Vendor Relationships. Section 3.12 of the Disclosure Schedule contains a list of the Customer Accounts with which Seller conducted business during the twelve month period ended December 31, 2003. Except as set forth in Section 3.12 of the Disclosure Schedule, to Seller's Knowledge, no reason exists why each of the Customer Accounts will not continue to do business with Seller in all material respects in accordance with the terms and conditions in existence on the date of this Agreement, and neither Seller nor any of its Affiliates have received any notice that any of such Customer Accounts are seeking or intend to seek to cancel, terminate, amend, modify, revoke or supplement its current purchase arrangements with Seller in any material respect. Except as set forth in Section 3.12 of the Disclosure Schedule, to Seller's Knowledge, no reason exists why each of the vendors with which Seller conducted business during the twelve months ended December 31, 2003 will not continue to do business with Seller in all material respects in accordance with the terms and conditions in existence on the date of this Agreement, and neither Seller nor any of its Affiliates have received any notice that any of such vendors are seeking or intend to seek to cancel, terminate, amend, modify, revoke or supplement its current supply arrangements with Seller in any material respect. All invoices for services rendered by Seller have been prepared in accordance with the terms of its contracts with its customers and there has been no over billing of accounts.

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        Section 3.13 Powers of Attorney. Except as set forth in Section 3.13 of the Disclosure Schedule, there are no outstanding powers of attorney executed on behalf of Seller.

        Section 3.14 Brokers' Fees. Seller has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement. Seller is not paying any fee or commission to Saunders Advisory Group, LLC or any individual, in violation of
Section 517.061(11) of the Florida Securities and Investor Protection Act or Rule 3E-500.006 of the Florida blue sky regulations.

        Section 3.15 Unregistered Securities. The Seller is acquiring the Shares and Warrants (the "Securities") for its own account as principal, not as a nominee or agent, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof in whole or in part and no other Person has a direct or indirect beneficial interest in such Securities, provided, however, the Buyer acknowledges that the Seller may distribute Shares to the shareholders of the parent of the Seller all of whom are "accredited investors" as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act. The Seller does not have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any Third Party, with respect to any of the Securities for which the Seller shall receive in consideration for the purchase by the Buyer of the Stock. The Seller has been given the opportunity for a reasonable time prior to the date hereof to ask questions of, and receive answers from, the Buyer or its representatives concerning the terms and conditions of the Securities. The Seller represents, warrants and agrees that it will not sell or otherwise transfer the Securities without registration under the Securities Act or an exemption therefrom and fully understands that the Securities have not been registered under the Securities Act or under the securities laws of any state and, therefore, cannot be resold, pledged, assigned or otherwise disposed of unless they are subsequently registered under the Securities Act and under the applicable securities laws of such states or an exemption from such registration is available. The Seller is aware that the Securities are "restricted securities," as such term is defined in Rule 144 promulgated under the Securities Act ("Rule 144"), and they may not be sold pursuant to Rule 144 unless all of the conditions of Rule 144 are met. The Seller understands that, except as otherwise provided in that certain Registration Rights Agreement of even date herewith, the Buyer is under no obligation to register the Securities on its behalf or to assist it in complying with any exemption from registration under the Securities Act or applicable state securities laws. The Seller understands that sales or transfers of the Securities are further restricted by state securities laws and the provisions of this Agreement.

        Section 3.16 Accredited Investor. The Seller is an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act.


                                      S4-9

                                   Article IV

                     REPRESENTATIONS AND WARRANTIES OF BUYER

                  Buyer represents and warrants the following to Seller, and each such representation and warranty shall survive the date of this Agreement:

        Section 4.01 Organization and Standing. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida with the corporate power and authority to conduct its business and to own and lease its properties and assets. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with the corporate power and authority to conduct its business and to own and lease its properties and assets.

        Section 4.02 Corporate Authority. Buyer and Parent each have the corporate power and authority to execute and deliver this Agreement and the Transaction Documents to be executed and delivered by it in connection with this Agreement, to perform its obligations hereunder and under the Transaction Documents to be executed and delivered by it, and to consummate the transactions contemplated hereby and thereby, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement and the Transaction Documents and the consummation of the transactions contemplated hereby and thereby. This Agreement is, and the Transaction Documents to be executed and delivered by Buyer and/or Parent, as the case may be, and the transactions contemplated hereby and thereby constitute the legal, valid and binding obligations of Buyer and/or Parent, as the case may be, enforceable against Buyer and/or Parent, as the case may be, in accordance with their respective terms, except as such enforceability may be limited by the Enforceability Exceptions.

        Section 4.03 No Violation. Neither the execution, delivery or performance by Buyer of this Agreement or the other documents or instruments to be executed and delivered by Buyer pursuant hereto, nor the consummation by Buyer of the transactions contemplated hereby or thereby (a) violates any provision of the certificate of incorporation or by-laws of Buyer, or (b) violates or conflicts with any applicable law, rule or regulation, or any judgment, decree, injunction or order of any court or governmental agency or authority.

        Section 4.04 Broker's Fees. Neither Buyer nor Parent has any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

        Section 4.05 SEC Reports. Each form, report, schedule, registration statement, definitive proxy statement filed by Parent since January 1, 2004 (as such documents have been amended prior to the date hereof, the "SEC Reports"), as of their respective dates, complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations thereunder. None of the SEC Reports, as of their respective dates, contained any untrue statement of material fact or failed to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. As of the date of this Agreement, to the Parent's Knowledge, Parent is not required under the Securities Act, the Exchange Act (collectively, the

                                     S4-10

"Acts") or the rules and regulations promulgated under either of the Acts to file any amendments to the SEC Reports or any new form, report, schedule or registration statement, except to disclose this Agreement and the Transaction Documents in accordance with the rules of SEC Form 8-K.

        Section 4.06 Shares. The Shares delivered or to be delivered pursuant to
Section 2.02 of this Agreement are authorized and, when so delivered, will be validly issued, fully paid and nonassessable. The Shares underlying the Warrants delivered or to be delivered pursuant to Section 2.02 of this Agreement are authorized and, when fully paid and in accordance with the terms of the Warrants, will be validly issued, fully paid and nonassessable.

                                   Article V

                        CERTAIN ADDITIONAL AGREEMENTS AND
                            COVENANTS OF THE PARTIES

        Section 5.01 Further Assurances. Each Party shall at the request of the other Party do and perform or cause to be done and performed all such further acts and furnish, execute and deliver such other documents, instruments, certificates, notices or other further assurances as counsel for the requesting Party may reasonably request, from time to time, to consummate more effectively the transactions contemplated by this Agreement or to vest in Buyer all of Seller's right, title and interest in the Acquired Assets or the Business, including obtaining the consents listed in Section 3.04 of the Disclosure Schedule.

        Section 5.02 Expenses; Sales and Other Transfer Taxes. Except as otherwise provided in this Agreement, each Party will pay all fees and expenses incurred by it in connection with this Agreement and the transactions contemplated hereby; provided, however, that all sales, transfer and similar Taxes and fees incurred in connection with this Agreement and the transactions contemplated hereby, if any, shall be borne equally by Buyer and Seller, and Buyer and Seller shall file all necessary documentation with respect to such Taxes.

        Section 5.03 Tax Matters; Financial and Other Reports.
                     ----------------------------------------

     (a) Whenever any taxing authority sends a notice of an audit, initiates an examination of Seller with regard to the Business or the Acquired Assets, or otherwise asserts a claim, makes an assessment or disputes the amount of Taxes with regard to the Business or the Acquired Assets: (i) for any taxable period for which Seller is or may be liable; or (ii) for any taxable period that involves an issue that could potentially affect a taxable period for which Seller is or may be liable, Buyer, when informed thereof, shall promptly inform Seller, and Seller shall have the right to control any resulting proceedings and to determine whether and when to settle any such claim, assessment or dispute to the extent such proceedings or determinations affect the amount of Taxes for which Seller is liable under this Agreement; provided that Buyer has had a reasonable opportunity to review and approve such settlement or contest, which approval shall not be unreasonably withheld. Buyer shall be liable, for any Tax liability imposed on Seller with respect to the Acquired Assets or the Business for any period after the date hereof. Whenever any taxing authority sends a notice of an audit, initiates an examination of Buyer with regard to the

                                     S4-11

Business or the Acquired Assets or otherwise asserts a claim, makes an assessment or disputes the amount of Taxes with regard to the Business or the Acquired Assets for any taxable period for which Buyer is liable, or for any taxable period that involves an issue that could potentially affect a taxable period for which Buyer is or may be liable, Seller, when informed thereof, shall promptly inform Buyer, and Buyer shall have the right to control any resulting proceedings and to determine whether and when to settle any such claim, assessment or dispute, except to the extent such proceedings affect the amount of Taxes for which Seller is liable under this Agreement.

        (b) Buyer, on the one hand, and Seller, on the other hand, shall provide the other with such assistance as may reasonably be requested by either of them in connection with any of the following to the extent the same relates to the Business or the Acquired Assets: (i) the preparation and/or audit of any financial statements, reports or other filings required to be made with the Securities and Exchange Commission, (ii) the preparation of any Tax return,
(iii) any audit or other examination by any taxing authority, or (iv) judicial or administration proceedings relating to liability for Taxes in connection with the Business or the Acquired Assets; and each will retain and provide the other with any records or information which may be relevant thereto. Such assistance shall include making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder, and shall include providing copies of any relevant information, data, reports, property, ad valorem or similar Tax returns and supporting work schedules. The Party requesting assistance hereunder shall reimburse the other for reasonable expenses incurred in providing such assistance.

                  Without limiting in any way the foregoing provisions of this
Section 5.03, Buyer hereby agrees that it will retain copies of all records or information which may be relevant to the Tax returns or obligations of Seller with regard to the Business or the Acquired Assets for all taxable periods which include the date hereof, and that such records and information shall be maintained for a period of seven (7) years. During such period, Buyer will not destroy or otherwise dispose of such records or information without first providing Seller with a reasonable opportunity to review and copy the same.

        Section 5.04 Escrow. Seller hereby agrees that it will not attempt to distribute, transfer, sell, assign or otherwise encumber any portion of the Purchase Price until such time as Seller is entitled to receive the Purchase Price in accordance with the terms of the Escrow Agreement.

        Section 5.05 Breach of Transaction Documents. If a breach of any of the Transaction Documents shall occur, which (to the extent, and only to the extent, that any cure period is permitted or provided for) is not timely cured in accordance with the terms of such Transaction Documents, this Agreement shall also be deemed to be in breach.

                                   Article VI

                                 NONCOMPETITION

                                     S4-12

        Section 6.01 Noncompetition and Nonsolicitation. The Seller agrees that for a period of three (3) years following the date hereof, so long as an ownership interest in Seller is held by Marcos Konig, Harry Konig or Salomon
Konig:

        (a) Except for those individuals listed on Schedule 5, the Seller and its Affiliates will not compete with the Buyer, without the Buyer's prior written consent, in any activity relating to the Buyer's Business. For purposes of the preceding sentence, competition shall include, without limitation, direct or indirect competition by the Seller or its employees.

        (b) Except for those individuals listed on Schedule 5, the Seller and its Affiliates will not, directly or indirectly, appropriate any of the Buyer's individuals and business entities that were (i) existing clients of the Buyer as of the date hereof and (ii) clients of the Buyer at any time during the three-year period immediately preceding the date hereof.

        (c) Except for those individuals listed on Schedule 5, the Seller and its Affiliates will not hire, contract with or solicit for employment any employee of the Buyer or any former employee of the Buyer who left such employment less than six (6) months prior to the date of this Agreement. Notwithstanding anything contained herein to the contrary, the Seller and its Affiliates may hire Victor Konig for employment.

        Section 6.02 Acknowledgment. The Parties acknowledge and agree that each of their businesses is specialized and not confined to any geographic market and agree that such geographic scope is reasonable. The Parties acknowledge that the restrictions set forth in this Section are considered by the Parties to be reasonable for the purposes of protecting the legitimate business interests of the Parties and are a material inducement to the Parties entering into the other transactions contemplated hereby. The Parties acknowledge and agree that monetary damages would not provide an adequate remedy in the event of a breach or threatened breach of provisions of this Section. The Parties agree that, in addition to any other remedies available to the Parties, the Parties shall be entitled to injunctive relief, specific performance and other equitable relief to secure the enforcement of these provisions. It is the desire and intent of the Parties that the provisions of this Section be enforced to the fullest extent permissible under the laws and public policies of each jurisdiction in which enforcement is sought. If any provisions of this Section relating to the time period, scope of activities, geographic area of restrictions or otherwise is declared by a court of competent jurisdiction to exceed the maximum permissible time period, scope of activities, geographic area or other matter of public policy, the maximum time period, scope of activities, geographic area or other matter, as the case may be, shall be reduced to the maximum which such court deems enforceable. If any provisions of this Section other than those described in the preceding sentence are adjudicated to be invalid or unenforceable, the invalid or unenforceable provisions shall be deemed amended (with respect only to the jurisdiction in which such adjudication is made) in such manner as to render them enforceable and to effectuate as nearly as possible the original intentions and agreement of the Parties.

                                     S4-13

                                  Article VII

                                    INDEMNITY

        Section 7.01 Survival of Representations and Liability Limitations.
                     -----------------------------------------------------

     (a) The representations and warranties of the Parties contained in Articles III and IV (and in any Exhibit attached hereto or certificate delivered in connection with this Agreement) are made only as of the date of this Agreement. Such representations and warranties shall survive until twenty-four (24) months after the date of this Agreement; provided, however, that the representations and warranties contained in Sections 3.02, 3.15 and 4.04 shall survive indefinitely.

       b) The Parties shall have no liability (for indemnification or otherwise) including, without limitation, the matters set forth in Section 7.02 hereof, until the total of all Losses (as defined in Section 7.02 hereof) exceeds $10,000 (the "Tipping Amount"), excluding any Losses incurred in the Stock Purchase Agreement and any schedules thereto; provided that if, in any case, the aggregate amount of such Losses exceeds the Tipping Amount, then the applicable indemnifying party hereunder shall be obligated to pay the full amount of the Losses, including the Tipping Amount.

        (c) Notwithstanding anything to the contrary in this Agreement, the aggregate liability of any Party including, without limitation, with respect to the matters set forth in Section 7.02 hereof, shall not exceed the Purchase Price.

        Section 7.02 Indemnification.
                     ----------------

        (a) The Seller agrees to indemnify and hold harmless the Buyer and the Parent and any of their respective directors, officers, shareholders, employees and agents, successors and assigns (each, a "Buyer Indemnified Party") from and against any and all losses, obligations, liabilities, damages, claims, deficiencies, costs and expenses (including but not limited to, the amount of any settlement entered into pursuant hereto and all reasonable legal and other expenses incurred in connection with the investigation, prosecution or defense of the matter) (collectively, "Losses"), which may be sustained or incurred by the Buyer Indemnified Party in connection with, arising out of, or relating to
(i) any breach of any, or any false, incorrect or misleading, representation or warranty that is made by the Seller herein or in any Exhibit, certificate or other document delivered to the Buyer Indemnified Party by or on behalf of the Seller pursuant to this Agreement and that is qualified as to materiality, (ii) any material breach of, or any materially false, incorrect or misleading, representation or warranty that is made by Seller herein or in any Exhibit, certificate or other document delivered to the Buyer Indemnified Party by or on behalf of the Seller pursuant to this Agreement and that is qualified as to materiality, (iii) any material breach of any agreements and covenants made by Seller herein or in any Exhibit, certificate or other document delivered to the Buyer Indemnified Party by or on behalf of the Seller in connection with this Agreement, and (iv) any and all costs and expenses (including reasonable attorneys' fees) incurred by the Buyer Indemnified Party in connection with the enforcement of its rights under this Agreement. Notwithstanding anything contained herein to the contrary, the Seller shall have the right to pay the

                                     S4-14
full amount of the Losses incurred by the Buyer Indemnified Party in Common Stock or in cash. The Common Stock shall be valued at $0.20 per share, which represents the value per share of the Common Stock as of the date of this Agreement.

        (b) The Buyer agrees to indemnify and hold harmless the Seller and any of its directors, officers, shareholders, employees and agents, successors and assigns (each, a "Seller Indemnified Party") from and against any Losses, which may be sustained or incurred by the Seller Indemnified Party in connection with, arising out of, or relating to (i) any breach of any, or any false, incorrect or misleading, representation or warranty that is made by the Buyer herein or in any Exhibit, certificate or other document delivered to the Seller Indemnified Party by or on behalf of the Buyer pursuant to this Agreement and that is qualified as to materiality, (ii) any material breach of, or any materially false, incorrect or misleading, representation or warranty that is made by Buyer herein or in any Exhibit, certificate or other document delivered to the Seller Indemnified Party by or on behalf of the Buyer pursuant to this Agreement and that is qualified as to materiality, (iii) any material breach of any agreements and covenants made by Buyer herein or in any Exhibit, certificate or other document delivered to the Seller Indemnified Party by or on behalf of the Buyer in connection with this Agreement, and (iv) any and all costs and expenses (including reasonable attorneys' fees) incurred by the Seller Indemnified Party in connection with the enforcement of its rights under this Agreement. Notwithstanding anything contained herein to the contrary, the Buyer shall have the right to pay the full amount of the Losses incurred by the Seller Indemnified Party in Common Stock or in cash. The Common Stock shall be valued at the lower of (x) the Fair Market Value per share at the time of a Notice of Claim (as defined in Section 7.03) or (y) $0.20 per share. "Fair Market Value" shall mean the last reported sale price of the Common Stock, or in case no such reported sale takes place on such day, the average of the last reported sales prices for the last three trading days, in either case as officially reported by the principal securities exchange on which the Common Stock is listed or admitted to trading or if the Common Stock is not listed or admitted to trading on any national securities exchange, the last reported sale price as furnished by the NASD through NASDAQ or the OTC Bulletin Board if NASDAQ is no longer reporting such information, or if the Common Stock is not quoted on NASDAQ or the OTC Bulletin Board, as determined in good faith by resolution of the Parent's Board of Directors, based on the best information available to it for the day immediately preceding such issuance or sale. Notwithstanding anything contained herein to the contrary, the Buyer shall not have any liability for indemnification to the Seller Indemnified Party, including, without limitation, with respect to the matters set forth in this Section 7.02(b), as to which the Buyer has not received a Notice of Claim within a period of twenty-four (24) months following the date hereof.

        (c) If either Party or any of its successors or assigns (i) consolidates with or merges into any other Person and will not be the continuing or surviving Person of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then in each such case, proper provisions will be made so that the successors and assigns of such Party assume the obligations set forth in this Article VII.

        Section 7.03 Indemnification Procedure.
                     --------------------------

                                     S4-15

        (a) Notice of Claim. Promptly, but in any event within 30 days after obtaining knowledge of any claim or demand which may give rise to, or could reasonably give rise to, a claim for indemnification hereunder (any such claim an "Indemnification Claim"), the party or parties entitled to indemnification hereunder (the "Indemnified Party") shall give written notice to the party or parties subject to indemnification obligations therefor (the "Indemnifying Party") of such Indemnification Claim (a "Notice of Claim"). A Notice of Claim shall be given with respect to all Indemnification Claims then known; provided, however, that the failure to timely give a Notice of Claim to the Indemnifying Party shall not relieve the Indemnifying Party from any liability that it may have to the Indemnified Party hereunder to the extent that the Indemnifying Party is not prejudiced by such failure. Subject to Section 7.01 hereof, no Indemnified Party shall be entitled to give a Notice of Claim with respect to any representation and warranty twenty-four (24) months from the date hereof. The Notice of Claim shall set forth the amount (or a reasonable estimate) of the loss, damage or expense suffered, or which may be suffered, by the Indemnified Party as a result of such Indemnification Claim and a brief description of facts giving rise to such Indemnification Claim (including copies of any summons, complaint or other pleading which may have been served on it and any written claim, demand, invoice, billing or other document evidencing or asserting the same).

        (b) Third Party Claims.

                (i) If the claim or demand set forth in the Notice of Claim is a claim or demand asserted by a third party (a "Third Party Claim"), the Indemnifying Party shall have fifteen (15) days (or such shorter period if an answer or other response or filing with respect to the pleading served by the third party is required prior to the 15th day) after the date of receipt by the Indemnifying Party of the Notice of Claim (the "Notice Date") to notify the Indemnified Party in writing of the election by the Indemnifying Party to defend the Third Party Claim on behalf of the Indemnified Party.

                (ii) If the Indemnifying Party elects to defend a Third Party Claim on behalf of the Indemnified Party, the Indemnified Party shall make available to the Indemnifying Party and its agents and representatives all records and other materials in its possession which are reasonably required in the defense of the Third Party Claim and subject to the limitations set forth in this Article VII, the Indemnifying Party shall pay any expenses payable in connection with the defense of the Third Party Claim as they are incurred (whether incurred by the Indemnified Party or Indemnifying Party).

                (iii) In no event may the Indemnifying Party settle or comprise any Third Party Claim without the Indemnified Party's consent, which shall not be unreasonably withheld.

                (iv) If the Indemnifying Party elects to defend a Third Party Claim, the Indemnified Party shall have the right to participate in the defense of the Third Party Claim, at the Indemnified Party's expense (and without the right to indemnification for such expense under this Agreement); provided, however, that subject to the limitations sets forth in this Article VII, the reasonable fees and expenses of counsel retained by the Indemnified Party shall be at the expense of the Indemnifying Party if (A) the use of the counsel chosen

                                     S4-16
by the Indemnifying Party to represent the Indemnified Party would present such counsel with a conflict of interest; (B) the parties to such proceeding include both the Indemnified Party and the Indemnifying Party and there may be legal defenses available to the Indemnified Party; (C) within ten (10) days after being advised by the Indemnifying Party of the identity of counsel to be retained to represent the Indemnified Party, the Indemnified Party shall have objected to the retention of such counsel for valid reasons (which shall be stated in a written notice to Indemnifying Party), and the Indemnifying Party shall not have retained different counsel reasonably satisfactory to the Indemnified Party; or (D) the Indemnifying Party shall authorize the Indemnified Party to retain separate counsel at the expense of the Indemnifying Party.

                (v) Subject to the limitations set forth in this Article VII, if the Indemnifying Party does elect to defend a Third Party Claim, or does not defend a Third Party Claim in good faith, the Indemnified Party shall have the right, in addition to any other right or remedy it may have hereunder, at the sole and exclusive expense of the Indemnifying Party, to defend such Third Party Claim; provided, however, that such expenses shall be payable by the Indemnifying Party only if and when such Third Party Claim becomes payable.

                (vi) To the extent that an Indemnified Party recovers on a Third Party Claim, the amount of such recovery (after deduction of all costs and expenses incurred in connection with such Third Party Claim) shall reduce, dollar-for-dollar, the indemnification obligation otherwise owing by the Indemnifying Party.

        (c) Cooperation in Defense. The Indemnified Party shall cooperate with the Indemnifying Party in the defense of a Third Party Claim. Subject to the foregoing, (i) the Indemnified Party shall not have any obligation to participate in the defense of or to defend any Third Party Claim, and (ii) the Indemnified Party's defense of or its participation in the defense of any Third Party Claim shall not in any way diminish or lessen its right to indemnification as provided in this Agreement.

        (d) Periodic Payments. Any indemnification required in this Article VII shall be made by periodic payments during the investigation or defense as and when bills are received or costs, disbursements or expenses incurred.

                                  Article VIII

                                  MISCELLANEOUS

        Section 8.01 Assignment; No Third-Party Rights. This Agreement shall be binding upon and shall inure to the benefit of, and be enforceable by, the Parties hereto and their successors and permitted assigns. This Agreement may not be assigned by either Party without the prior written consent of the other, except that: Buyer may, without the prior written consent of Seller, assign this Agreement and the rights of Buyer hereunder, in whole or in part, to any majority owned subsidiary(ies) of Buyer or to any parent(s) of Buyer or any subsidiary(ies) of any parent(s). No assignment of any terms of this Agreement shall relieve the assigning party of responsibility for the performance of any of its obligations hereunder. Nothing herein is intended to, nor shall it,

                                     S4-17
create any rights in any person other than the Parties hereto and their respective successors and permitted assigns.

        Section 8.02 Entire Agreement. This Agreement, together with the documents incorporated by reference and the agreements to be executed in connection herewith, sets forth the entire agreement and understanding of the Parties in respect of the transactions contemplated hereby and supersedes all prior agreements, arrangements and understandings relating to the subject matter hereof. Notwithstanding the foregoing, all agreements between Seller and Buyer or any Affiliate of Buyer shall remain in full force and effect. All Schedules and Exhibits and any documents and instruments delivered pursuant to any provisions hereof are expressly made a part of this Agreement as fully as though completely set forth herein.

        Section 8.03 Section and Other Headings; Number. The section and other headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Words used in this Agreement in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise.

        Section 8.04 Notices. All notices and other communications by any Party hereunder shall be in writing to the other Party and shall be deemed to have been duly given (a) on the date delivered if delivered personally; (b) on the next Business Day following the date of deposit (i) in United States first-class express mail, postage prepaid or (ii) with an overnight courier service guaranteeing next-Business Day delivery; or (c) on the date of facsimile transmission if faxed prior to 5:00 p.m. local time of the recipient on a Business Day (provided that confirmation of receipt of such facsimile transmission is confirmed by the recipient on such date), otherwise on the next Business Day; in any case addressed or faxed as follows:

                 If to Seller:

                                   Global Partners Securities, Inc.
                                   1909 Tyler Street
                                   Wachovia Center Penthouse
                                   Hollywood, FL 33020
                                   Facsimile: 954-484-9376
                                   Attn:    Marcos Konig

                 With a copy (which shall not constitute notice) to:

                                   Wasserstrom Giulianti, P.A.
                                   1909 Tyler Street
                                   Wachovia Center Penthouse
                                   Hollywood, FL 33020
                                   Facsimile: 954-241-6846
                                   Attn:    Keith Wasserstrom, Esq.
                 If to Buyer:

                                   vFinance Investments Holdings, Inc.
                                   3010 North Military Trail, Suite 300
                                   Boca Raton, Florida 33431
                                   Facsimile: 954-252-4513
                                   Attn:    Leonard J. Sokolow

                                     S4-18

                 With a copy (which shall not constitute notice) to:

                                   Edwards & Angell, LLP
                                   350 East Las Olas Blvd., Suite 1150
                                   Ft. Lauderdale, Florida  33301
                                   Facsimile: 954-727-2701
                                   Attn:    Leslie J. Croland, P.A.
or to such other address as the person to whom notice is to be given may have previously furnished to the other in writing in the manner set forth above.

        Section 8.05 Severability. If any provision of this Agreement, including any phrase, sentence, clause, Section or subsection is inoperative or unenforceable for any reason, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions herein contained invalid, inoperative or unenforceable to any extent whatsoever.

        Section 8.06 Amendment; Waiver, etc. No amendment, modification or discharge of this Agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing and duly executed by the Party against whom enforcement of the amendment, modification, discharge or waiver is sought. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the Party granting such waiver in any other respect or at any other time. Neither the waiver by either of the Parties hereto of a breach of or a default under any of the provisions of this Agreement, nor the failure by any of the Parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder, shall be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights or privileges hereunder. The rights and remedies of any Party based upon, arising out of or otherwise in respect of any inaccuracy or breach of any representation, warranty, covenant or agreement or failure to fulfill any condition shall in no way be limited by the fact that the act, omission, occurrence or other state of facts upon which any claim of any such inaccuracy or breach is based may also be the subject matter of any other representation, warranty, covenant or agreements to which there is no inaccuracy or breach.

        Section 8.07 Law Governing. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Florida without regard to its conflict of law rules.

        Section 8.08 Consent to Jurisdiction. Each of the Parties hereby
(i) consents to submit itself to the exclusive personal jurisdiction of any Florida state court or any federal court located in the State of Florida in Palm Beach County or Broward County in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement and
(ii) agrees that it shall not attempt to deny or defeat such personal jurisdiction or object to such venue by motion or other request for leave from any such court.

                                     S4-19

        Section 8.09 Counterparts; Facsimile Signatures. This Agreement may be executed in two or more counterparts, including by facsimile signature, each of which shall be deemed an original but all of which taken together shall constitute one and the same instrument.

        Section 8.10 Attorneys' Fees. If any legal action or other proceeding is brought for the enforcement of this Agreement, the prevailing Party shall be entitled to recover reasonable attorneys' fees and other costs incurred at trial and on appeal, in addition to any other relief to which it may be entitled.

        Section 8.11 Specific Performance. The Parties hereby acknowledge and agree that the failure of any Party to perform its agreements and covenants hereunder or under the Confidentiality Agreement will cause irreparable injury to the other Parties, for which damages, even if available, will not be an adequate remedy. Accordingly, in the event of a breach or a threatened breach hereof, each Party hereby consents to the issuance of injunctive relief by any court of competent jurisdiction to compel performance of such Party's obligations and to the granting by any court of the remedy of specific performance of its obligations hereunder without the requirement that a bond be posted.

        Section 8.12 Construction. The Parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation.









  [The remainder of this page is intentionally blank. Signature pages follow.]


                                     S4-20

                  IN WITNESS WHEREOF, each of the Parties hereto has caused this Agreement to be executed by its respective officers thereunto duly authorized as of the date first above written.

BUYER:                                          SELLER:
VFINANCE INVESTMENTS HOLDINGS, INC.             GLOBAL PARTNERS SECURITIES, INC.


By:_/s/ Leonard Sokolow                         By:_/s/ Marcos Konig
    -------------------                               ----------------
Name:    Leonard Sokolow                        Name:   Marcos Konig
Title:   President                              Title:  President






                                     S4-21